EXHIBIT 3.2

State Of Delaware
Secretary Of State
Division of Corporations
Delivered  11 :57 PM 10|03|2012
FILED 11 :57  AM 10|03|2012
SRV  121094569 - 5219241 FILE

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP
AND MERGER

Section 253 Parent into Subsidiary
Page 1 of 2

  CERTIFICATE OF OWNERSHIP AND MERGER
  MERGING

PRINCIPAL SOLAR, INC., A NEW YORK CORPORATION
INTO
PRINCIPAL SOLAR, INC, A DELAWARE CORPORATION

Principal Solar, Inc., a corporation organized and existing under the laws of the State of New York

DOES HEREBY CERTIFY:

FIRST: That it was organized pursuant to the provisions of the New York Corporation Laws on the 25th day of February, 1972, A.D. [New York Dept. Of State File No. 324487, originally filed as "Greenstone Ad Agency, Inc."].

SECOND: That it owns 100% of the outstanding shares of the capital stock of Principal Solar, Inc,  a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware on the 27th day of September, 2012, A.D. [Delaware Division of Corporations File No. 5219241 ].

THIRD: That its Board of Directors at a meeting held on the l0th day of July, 2012, determined to merge the corporation into said Principal Solar, Inc (Delaware), and did adopt the following resolutions:

RESOLVED, that this corporation, Principal Solar, Inc., a New York corporation, charter a wholly-owned subsidiary in the state of Delaware, to be named Principal Solar, Inc; and thereafter, merge itself into Principal Solar, Inc, a Delaware corporation, which corporation assumes all of the obligations of Principal Solar, Inc., a New York corporation.

FURTHER RESOLVED, that the terms and conditions of the merger are as follows:

Upon completion of the merger, the holders of the shares of Common Stock of Principal Solar, Inc., a New York corporation, shall receive an equivalent number of shares of the Common Stock of Principal Solar, Inc. a Delaware corporation, and shall have no further claims

Principal Solar, Inc - Delaware Section 253 Certificate of Ownership & Merger	Page 1

of any kind or nature; and all of the Common Stock of Principal Solar. inc., a New York corporation. held by its existing shareholders shall be surrendered and canceled.

FURTHER RESOLVED. that this resolution to merge was submitted to the stockholders of this corporation, along with the detailed Plan of Merger. at a meeting called and held after twenty days notice of the purpose thereof mailed and e-mailed to the last known address of each stockholder and that the holders of ta least a two-thirds majority of the stock of this corporation. Principal Solar, Inc.. a New York corporation. voted in favor of this resolution that the merger shall be deemed approved.

FOURTH: That this merger has been approved by the holders of at least a two-thirds majority of the outstanding shares of stock of this corporation. Principal Solar. Inc.. a New York corporation. at a meeting duly called for the purpose.

IN WITNESS WHEREOF. said parent corporation has caused this Certificate to be signed by an authorized officer this 4th day of October, 2012.

Principal Solar, Inc., a New York Corp.

By: /s/ Michael Gorton
Authorized Officer

Name: Michael Gorton

Title: Chief Executive Officer

Principal Solar, Inc - Delaware Section 253 Certificate of Ownership & Merger	Page 2

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"PRINCIPAL SOLAR, INC.", A NEW YORK CORPORATION,

WITH AND INTO "PRINCIPAL SOLAR, INC" UNDER THE NAME OF "PRINCIPAL SOLAR, INC", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRD DAY OF OCTOBER, A.D. 2012, AT 11:57 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5219241 8100M

121094569

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9896716

DATE: 10-05-12